As filed with the Securities and Exchange Commission on March 29, 2024

Registration No. 333-__________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Daré Bioscience, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-4139823
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3655 Nobel Drive, Suite 260

San Diego, California 92122

(858) 926-7655

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

MarDee Haring-Layton

Chief Accounting Officer

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, California 92122

(858) 926-7655

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this registration statement as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement of which this prospectus forms a part filed with the Securities and Exchange Commission becomes effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any state or jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 29, 2024

PROSPECTUS

DARÉ BIOSCIENCE, INC.

Up to 15,000,000 Shares of Common Stock

for Resale Offered by the Selling Stockholders

This prospectus covers the possible offer and resale by the selling stockholders identified in this prospectus of up to an aggregate of 15,000,000 shares of our common stock, all which consist shares of our common stock issuable upon the exercise of outstanding warrants to purchase shares of our common stock held by such selling stockholders that were issued by us to such selling stockholders in September 2023 and December 2023.

We are not selling any shares of common stock under this prospectus and will not receive any proceeds from the sale by the selling stockholders of such shares. We will, however, receive proceeds from the exercise of warrants exercised for cash.

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” beginning on page 11 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

Our common stock is listed on The Nasdaq Capital Market under the symbol “DARE.” On March 27, 2024, the last reported sale price of our common stock was $0.55.

Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks that we have described on page 7 of this prospectus under the caption “Risk Factors,” as well as in the documents incorporated by reference in this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is                 , 2024.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. This prospectus does not contain all of the information included in the registration statement of which this prospectus forms a part. For a more complete understanding of the offering of the securities described in this prospectus, you should refer to the registration statement, including its exhibits. This prospectus, together with any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering and the documents incorporated by reference into this prospectus, includes all material information relating to the offering of securities under this prospectus. You should carefully read this prospectus, any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering, the information and documents incorporated herein by reference and the additional information under the headings “Where You Can Find More Information” and “Incorporation of Documents by Reference” before making an investment decision.

You should rely only on the information we have provided or incorporated by reference in this prospectus, or in any prospectus supplement or free writing prospectus that we subsequently authorize for use in connection with this offering. Neither we, nor any selling stockholder, have authorized anyone to provide you with information different from that contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. You should assume that the information in this prospectus, or any related prospectus supplement or free writing prospectus, is accurate only as of the date on the front of the document and that any information we have incorporated herein by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, or such prospectus supplement or free writing prospectus, or any sale of a security.

Neither we, nor any selling stockholder, are offering to sell or seeking offers to purchase these securities in any jurisdiction where the offer or sale is not permitted. We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the securities hereunder and the distribution of this prospectus outside the United States.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market size, is based on information from various sources, including peer reviewed journals, formal presentations at medical and scientific society meetings and third-parties commissioned by us or our licensors to provide market research and analysis, and is subject to a number of assumptions and limitations. Although we are responsible for all of the disclosure contained in this prospectus and we believe the information from industry publications and other third-party sources included in this prospectus is reliable, such information is inherently imprecise. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances that are assumed in this information. The industry in which we operate is subject to a high degree of uncertainty and risk due to a variety of factors.

To the extent there are inconsistencies between this prospectus, any related prospectus supplement or free writing prospectus, and any documents incorporated by reference, the document with the most recent date will control.

Unless the context otherwise requires, “Daré,” “Daré Bioscience,” “the Company,” “we,” “us,” “our” and similar terms refer to Daré Bioscience, Inc. and its subsidiaries. When we refer to “you” we mean potential holders of the securities offered under this prospectus.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including our consolidated financial statements, notes to our consolidated financial statements and other information incorporated herein by reference to our other filings with the SEC, or included in any applicable prospectus supplement.

About Daré Bioscience

We are a biopharmaceutical company committed to advancing innovative products for women’s health. We are driven by a mission to identify, develop and bring to market a diverse portfolio of differentiated therapies that prioritize women’s health and well-being, expand treatment options, and improve outcomes, primarily in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility. Our business strategy is to in-license or otherwise acquire the rights to differentiated product candidates in our areas of focus, some of which have existing clinical proof-of-concept data, to take those candidates through mid to late-stage clinical development or regulatory approval, and to establish and leverage strategic collaborations to achieve commercialization. We and our wholly owned subsidiaries operate in one business segment.

The first product approved by the U.S. Food and Drug Administration, or FDA, to emerge from our portfolio of women’s health product candidates is XACIATO (clindamycin phosphate) vaginal gel 2%, or XACIATO (pronounced zah-she-AH-toe). XACIATO was approved by the FDA in December 2021 as a single-dose prescription medication for the treatment of bacterial vaginosis in females 12 years of age and older. In March 2022, we entered into an agreement with an affiliate of Organon & Co., Organon International GmbH, or Organon, which became fully effective in June 2022, whereby Organon licensed exclusive worldwide rights to develop, manufacture and commercialize XACIATO. Accordingly, our potential future revenue from the commercialization of XACIATO will consist of royalties based on net sales and milestone payments from Organon. Organon commenced U.S. marketing of XACIATO in the fourth quarter of 2023.

Our product pipeline includes diverse programs that target unmet needs in women’s health in the areas of contraception, vaginal health, reproductive health, menopause, sexual health and fertility, and aim to expand treatment options, enhance outcomes and improve ease of use for women. We are primarily focused on progressing the development of our existing portfolio of product candidates. However, we also explore opportunities to expand our portfolio by leveraging assets to which we hold rights or obtaining rights to new assets, with continued focus solely on women’s health.

Our current portfolio includes five product candidates in advanced clinical development (Phase 2-ready to Phase 3):

●	Ovaprene®, a hormone-free, monthly intravaginal contraceptive;

●	Sildenafil Cream, 3.6%, a proprietary cream formulation of sildenafil for topical administration to the female genitalia on demand for the treatment of female sexual arousal disorder (FSAD);

●	DARE-HRT1, an intravaginal ring designed to deliver both bio-identical estradiol and progesterone together, continuously over a 28-day period, for the treatment of moderate-to-severe vasomotor symptoms, as part of menopausal hormone therapy;

●	DARE-VVA1, a proprietary formulation of tamoxifen for intravaginal administration being developed as a hormone-free alternative to estrogen-based therapies for the treatment of moderate-to-severe dyspareunia, or pain during sexual intercourse, a symptom of vulvar and vaginal atrophy associated with menopause; and

●	DARE-CIN, a proprietary, fixed-dose formulation of lopinavir and ritonavir in a soft gel vaginal insert for the treatment of cervical intraepithelial neoplasia (CIN) and other human papillomavirus (HPV)-related pathologies.

Our portfolio also includes five product candidates in Phase 1 clinical development or that we believe are Phase 1-ready:

●	DARE-PDM1, a proprietary hydrogel formulation of diclofenac, a nonsteroidal anti-inflammatory drug, for vaginal administration as a treatment for primary dysmenorrhea;

●	DARE-204 and DARE-214, injectable formulations of etonogestrel designed to provide contraception over 6-month and 12-month periods, respectively;

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●	DARE-FRT1, an intravaginal ring designed to deliver bio-identical progesterone continuously for up to 14 days for luteal phase support as part of an in vitro fertilization treatment plan; and

●	DARE-PTB1, an intravaginal ring designed to deliver bio-identical progesterone continuously for up to 14 days for the prevention of preterm birth.

In addition, our portfolio includes five preclinical stage programs:

●	DARE-LARC1, a contraceptive implant delivering levonorgestrel with a woman-centered design that has the potential to be a long-acting, yet convenient and user-controlled contraceptive option;

●	DARE-LBT, a novel hydrogel formulation for vaginal delivery of live biotherapeutics to support vaginal health;

●	DARE-GML, an intravaginally-delivered potential multi-target antimicrobial agent formulated with glycerol monolaurate (GML), which has shown broad antimicrobial activity, killing bacteria and viruses;

●	DARE-RH1, a novel approach to non-hormonal contraception for both men and women by targeting the CatSper ion channel; and

●	DARE-PTB2, a novel approach for the prevention and treatment of idiopathic preterm birth through inhibition of a stress response protein.

The product candidates and potential product candidates in our portfolio will require review and approval from the FDA, or a comparable foreign regulatory authority, prior to being marketed or sold. See ITEM 1. “BUSINESS,” in Part I of our Annual Report on Form 10-K for the year ended December 31, 2023 for additional information regarding our product and product candidates.

Our primary operations have consisted of research and development activities to advance our portfolio of product candidates through late-stage clinical development and/or regulatory approval. We expect our research and development expenses will continue to represent the majority of our operating expenses for at least the next twelve months. Until we secure additional capital to fund our operating needs, we will focus our resources primarily on advancement of Ovaprene and Sildenafil Cream. In addition, we expect to incur significant research and development expenses for the DARE-LARC1 program for the next several years, but we also expect such expenses will be supported by non-dilutive funding provided under a grant agreement we entered into in June 2021.

We will need to raise substantial additional capital to continue to fund our operations and execute our current business strategy. We are also subject to a number of other risks common to biopharmaceutical companies, including, but not limited to, dependence on key employees, reliance on third-party collaborators, service providers and suppliers, being able to develop commercially viable products in a timely and cost-effective manner, dependence on intellectual property we own or in-license and the need to protect that intellectual property and maintain those license agreements, uncertainty of market acceptance of products, uncertainty of third-party payor coverage, pricing and reimbursement for products, rapid technology change, intense competition, compliance with government regulations, product liability claims, and exposure to cybersecurity threats and incidents.

The process of developing and obtaining regulatory approvals for prescription drug and drug/device products in the United States and in foreign jurisdictions is inherently uncertain and requires the expenditure of substantial financial resources without any guarantee of success. To the extent we receive regulatory approvals to market and sell our product candidates, the commercialization of any product and compliance with subsequently applicable laws and regulations requires the expenditure of further substantial financial resources without any guarantee of commercial success. The amount of post-approval financial resources required for commercialization and the potential revenue we may receive from sales of any product will vary significantly depending on many factors, including whether, and the extent to which, we establish our own sales and marketing capabilities and/or enter into and maintain commercial collaborations with third parties with established commercialization infrastructure.

The Selling Stockholder Transactions

Royalty Investment Financing Agreement Warrant

In connection with the royalty investment financing agreement we entered into in December 2023 with United in Endeavour, LLC, or United, we received $5.0 million from United in exchange for a portion of our royalty interest in XACIATO. In connection with that transaction, we issued a warrant to purchase up to an aggregate of 5,000,000 shares of our common stock to United, which has a term of five years from the date of issuance and an exercise price of $0.3467 per share, subject to customary adjustment for stock splits and similar transactions.

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September 2023 Warrants

In connection with an offering completed in September 2023, we issued warrants to purchase up to an aggregate of 10,000,000 shares of our common stock to Armistice Capital Master Fund Ltd. and Douglas Pharmaceuticals America, Ltd. These warrants became exercisable on March 1, 2024, expire March 1, 2029 and have an exercise price of $0.77 per share, subject to customary adjustment for stock splits and similar transactions.

Summary of Risk Factors

Investing in our securities involves a high degree of risk. Before deciding whether to purchase any of our securities, you should carefully consider the risks and uncertainties described in the section captioned “Risk Factors” in this prospectus and in any related prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus and any related prospectus supplement. The occurrence of any of these risk factors could have a material adverse effect on our business, financial condition, results of operations and growth prospects. In these circumstances, the market price of our common stock could decline, and you may lose all or part of your investment in our common stock. These risk factors include, but are not limited to, the following:

●	We will need to raise substantial additional capital to continue our operations, execute our business strategy and remain a going concern, and we may not be able to raise adequate capital on a timely basis, on favorable terms, or at all. Raising additional capital may cause substantial dilution to our stockholders, restrict our operations or require us to relinquish rights in our technologies or product candidates and their future revenue streams.

●	We have a limited operating history, have incurred significant losses since our inception and expect to continue to incur losses for the foreseeable future, which, together with our limited financial resources and substantial capital requirements, make it difficult to assess our prospects.

●	Our business depends on obtaining the approval of regulatory authorities, and in particular, FDA approval, to market products that we develop. All of our product candidates are investigational, require the conduct and successful completion of clinical studies and nonclinical work, and may never complete development or be submitted for or receive regulatory approval. The FDA’s approval of XACIATO is not predictive of favorable development or marketing approval outcomes for our product candidates.

●	Clinical development is a lengthy and expensive process with an inherently uncertain outcome. Failure to successfully complete clinical trials and nonclinical activities and obtain regulatory approval to market and sell our product candidates on our anticipated timelines at reasonable costs to us, or at all, particularly Ovaprene and Sildenafil Cream, could have a material adverse effect on our business, operating results and financial condition.

●	The regulatory approval processes of the FDA and comparable foreign authorities are expensive, lengthy, time-consuming, and inherently unpredictable. If we are not able to obtain regulatory approvals for our product candidates, our ability to generate product revenue will be materially impaired.

●	Drug products and drug/device combination products are complex to manufacture and we face significant challenges in scaling up manufacturing of our product candidates for larger clinical trials and commercial production. Manufacturing and supply delays and disruptions could postpone the initiation of or interrupt our clinical studies, extend the timeframe and cost of development of our product candidates, delay potential regulatory approvals and adversely impact the commercialization of any approved products.

●	Strategic collaborations are a key part of our strategy and our existing strategic collaborations are important to our business. If we are unable to maintain existing strategic collaborations or establish new ones, or if they are not successful, we may require substantial additional capital to develop and commercialize our products and product candidates and our business and prospects may be materially harmed.

●	Unless and until one of our product candidates receives regulatory approval, payments under our license agreement with Organon based on net sales of XACIATO represent our only potential source of ongoing revenue and the amount of those net sales is largely outside of our control.

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●	We have no manufacturing, sales, marketing or distribution infrastructure. We depend heavily on, and expect to continue to rely on, the performance of third parties, including our strategic collaborators, contract manufacturers and suppliers, CROs, medical institutions, and scientific, medical, regulatory and other consultants and advisors, to develop our product candidates and commercialize any approved products. Failure of these third parties to perform as expected could result in substantial delays, increased costs or failures of our product development programs, delayed or unsuccessful commercialization of any approved products, and the need for significant additional capital.

●	Due in part to our limited financial and human resources, we may fail to effectively execute our product development, regulatory submission and commercialization plans in accordance with communicated timelines, or at all.

●	The loss or impairment of our rights under our license agreements for XACIATO or any of our product candidates could prevent us from developing or commercializing them, which could have a material adverse effect on our business prospects, operations and viability.

●	The commercial success of XACIATO will depend on Organon’s efforts and capabilities and a variety of factors, many of which currently are unknown or uncertain, and if commercialization of XACIATO is not successful, our reputation, business and prospects may suffer.

●	XACIATO and any future products will face intense competition, including from generic products, and may fail to achieve the degree of market acceptance necessary for commercial success. Our business, operating results and financial condition will suffer if we, or our commercial collaborators, fail to compete effectively and fail to achieve market acceptance.

●	Failure to successfully obtain coverage and adequate reimbursement for XACIATO and any future products from government health care programs and other third-party payors would diminish our ability, or that of a commercial collaborator, to generate net product revenue or net sales. If out-of-pocket costs for products we develop are deemed by women to be unaffordable, a commercial market may never develop.

●	We have a relatively small number of employees, and if we fail to attract and retain key personnel or effectively manage our personnel costs, our business may materially suffer.

●	We may not be successful in our efforts to identify and acquire or in-license additional product candidates or technologies, which may limit our growth potential.

●	Our failure to adequately protect or enforce our intellectual property rights, and those of our licensors, could materially harm our proprietary position in the marketplace or prevent or impede the commercialization of XACIATO and any future products.

●	Lack of patent protection for the active ingredients in certain of our product candidates, including Sildenafil Cream and DARE-HRT1, may limit the commercial opportunity for those products if competitors are able to develop and commercialize safe and effective alternative formulations or methods of delivery of the active ingredients.

●	Volatility in the financial markets, geopolitical conflicts and events, public health emergencies such as the COVID-19 pandemic and other macroeconomic factors may negatively impact our business, financial condition and results and our stock price, including by increasing the cost and timelines for our clinical development programs or making it more difficult or costly to raise additional capital when needed.

●	Product liability lawsuits against us could cause us to incur substantial liabilities and divert management attention from our business.

●	The price of our common stock has been and may continue to be highly volatile and such volatility may be related or unrelated to our performance and operating results. Volatility in our stock price may subject us to increased risk of securities litigation, including class-action lawsuits, which could be expensive and divert management attention.

●	If we fail to regain and maintain compliance with the continued listing requirements of the Nasdaq Capital Market, our common stock could be delisted, which could, among other things, limit demand for our common stock, substantially impair our ability to raise additional capital and have an adverse effect on the market price of, and the efficiency of the trading market for, our common stock.

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●	Future dilution to our existing stockholders from sales and issuances of our common stock through at-the-market, or ATM, offerings, other types of public or private offerings of equity or equity-linked securities and upon the exercise of stock options, or the market’s expectation that such sales could adversely affect our stock price, even if our business is doing well.

●	We have been subject to a cyber-related crime and our controls and security measures may not be successful in preventing other cybersecurity incidents in the future. Cyber-attacks, security breaches, loss of data and other disruptions to our information technology systems or those of our strategic collaborators or third-party service providers could compromise sensitive information related to our business, delay or prevent us from accessing critical information, subject us to significant financial loss, or expose us to liability, any of which could adversely affect our business and our reputation.

Additional Information

For additional information related to our business and operations, please refer to the annual and quarterly reports incorporated herein by reference, as described under the caption “Incorporation of Documents by Reference” on page 16 of this prospectus.

Corporate Information

We are incorporated under the laws of the State of Delaware. Our principal executive offices are located at 3655 Nobel Drive, Suite 260, San Diego, California 92122, and our telephone number at that address is (858) 926-7655. We maintain a website at www.darebioscience.com, to which we regularly post copies of our press releases as well as additional information about us. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

Daré Bioscience® is a registered trademark of Daré Bioscience, Inc. Ovaprene® is a registered trademark licensed to Daré Bioscience, Inc. All brand names or trademarks appearing in this prospectus are the property of their respective holders. Use or display by us of other parties’ trademarks, trade dress, or products in this prospectus is not intended to, and does not, imply a relationship with, or endorsements or sponsorship of, us by the trademark or trade dress owners.

The Offering Under This Prospectus

Shares of common stock offered by selling stockholders	Up to 15,000,000

Use of proceeds	We will not receive any proceeds from the sale of our common stock offered by the selling stockholders under this prospectus. See “Use of Proceeds” on page 11 of this prospectus.

Risk factors	Investment in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 of this prospectus, as well as the other information included in or incorporated by reference in this prospectus, for a discussion of risks you should carefully consider before investing in our common stock.

Nasdaq Capital Market symbol	DARÉ

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RISK FACTORS

Investing in our securities involves significant risk. In addition to the other information included or incorporated by reference in this prospectus, you should carefully consider the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent annual report on Form 10-K, as may be amended, supplemented or superseded from time to time by our subsequent quarterly reports on Form 10-Q and current reports on Form 8-K that we file with the SEC after the date of this prospectus, all of which are incorporated herein by reference (other than current reports on Form 8-K, or portions thereof, furnished under Items 2.02 or 7.01 of Form 8-K) before making an investment decision with respect to our common stock. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. The occurrence of any of these risks might cause you to lose all or part of your investment in our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference in this prospectus contain or incorporate by reference forward-looking statements that involve substantial risks and uncertainties. All statements, other than statements of historical facts, are forward-looking statements, including statements regarding our strategy, future operations, future financial position, projected costs, prospects, plans and objectives of management. Forward-looking statements, in some cases, can be identified by terms such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “design,” “intend,” “expect,” “could,” “plan,” “potential,” “predict,” “seek,” “should,” “would,” “contemplate,” project,” “target,” “tend to,” or the negative version of these words and similar expressions.

Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements, including those factors discussed under the heading “Risk Factors” contained or incorporated in this prospectus and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with this offering. These factors and the other cautionary statements contained or incorporated in this prospectus and in any related prospectus supplement or free writing prospectus we may authorize for use in connection with this offering should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Given these uncertainties, you should not place undue reliance on any forward-looking statement. The following factors are among those that may cause such differences:

●	Inability to raise additional capital, under favorable terms or at all, to fund our operating needs and continue as a going concern;

●	The number and scope of product development programs we pursue;

●	Clinical trial outcomes and results of preclinical development;

●	Failure to complete development of our product candidates or submit and obtain FDA or foreign regulatory authority approval for our product candidates on projected timelines or budgets, or at all;

●	Challenges and delays in obtaining timely supplies of our product candidates, including their components as well as the finished product, in the quantities needed in accordance with current good manufacturing practices, our specifications and other applicable requirements;

●	The performance of third parties on which we rely to conduct nonclinical studies and clinical trials of our product candidates;

●	Our failure, or a failure of a strategic collaborator, to successfully commercialize our product candidates, if approved, or our failure to otherwise monetize our portfolio programs and assets;

●	The timing and amount of future royalty and milestone payments to us, if any, under our out-license agreements for commercialization of XACIATO™ (clindamycin phosphate) vaginal gel 2%, or XACIATO, and Ovaprene®;

●	Termination by a collaborator of our respective out-license agreements for commercialization of XACIATO and Ovaprene, or, in the case of Ovaprene, a decision by the collaborator not to make the license grant fully effective following its review of the results of the ongoing pivotal clinical trial of Ovaprene;

●	The performance of third parties on which we rely to commercialize, or assist us in commercializing, XACIATO and any future product;

●	Difficulties with maintaining existing collaborations relating to the development and/or commercialization of our product candidates, or establishing new ones on a timely basis or on acceptable terms, or at all;

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●	The terms and conditions of any future strategic collaborations relating to our product candidates;

●	The degree of market acceptance that XACIATO and any future product achieves;

●	Coverage and reimbursement levels for XACIATO and any future product by government health care programs, private health insurance companies and other third-party payors;

●	Our loss of, or inability to attract, key personnel;

●	A change in the FDA’s prior determination that the Center for Devices and Radiological Health would lead the review of a premarket approval application for potential marketing approval of Ovaprene;

●	A change in regulatory requirements for our product candidates, including the development pathway pursuant to Section 505(b)(2) of the Federal Food, Drug, and Cosmetic Act, or the FDA’s 505(b)(2) pathway;

●	Unfavorable differences between preliminary, interim or topline clinical study data reported by us and final study results;

●	Communication from the FDA or another regulatory authority, including a complete response letter, that such agency does not accept or agree with our assumptions, estimates, calculations, conclusions or analyses of clinical or nonclinical study data regarding a product candidate, or that such agency interprets or weighs the importance of study data differently than we have in a manner that negatively impacts the candidate’s prospects for regulatory approval in a timely manner, or at all;

●	Failure to select product candidates that capitalize on the most scientifically, clinically or commercially promising or profitable indications or therapeutic areas within women’s health including due to our limited financial resources;

●	Loss or impairment of our in-licensed rights to develop and commercialize XACIATO and our product candidates;

●	Our payment and other obligations under our in-license and acquisition agreements for XACIATO and our product candidates;

●	Developments by our competitors that make XACIATO, or any potential product we develop, less competitive or obsolete;

●	Unfavorable or unanticipated macroeconomic factors, geopolitical events or conflicts, public health emergencies, or natural disasters;

●	Weak interest in women’s health relative to other healthcare sectors from the investment community or from pharmaceutical companies and other potential development and commercialization collaborators;

●	Cyber-attacks, security breaches or similar events compromising our technology systems and data, our financial resources and other assets, or the technology systems and data of third parties on which we rely;

●	Difficulty in introducing branded products in a market made up of generic products;

●	Inability to adequately protect or enforce our, or our licensor’s, intellectual property rights;

●	Lack of patent protection for the active ingredients in XACIATO and certain of our product candidates that expose them to competition from other formulations using the same active ingredients;

●	Higher risk of failure associated with product candidates in preclinical stages of development that may lead investors to assign them little to no value and make these assets difficult to fund;

●	Dependence on grant funding to advance the development of several of our product candidates;

●	Disputes or other developments concerning our intellectual property rights;

●	Actual and anticipated fluctuations in our quarterly or annual operating results or results that differ from investors’ expectations for such results;

●	Price and volume fluctuations in the stock market, and in our stock in particular, which could cause investors to experience losses and subject us to securities class-action litigation;

●	Failure to maintain the listing of our common stock on the Nasdaq Capital Market or another nationally recognized exchange;

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●	Development of safety, efficacy or quality concerns related to our product or product candidates (or third-party products or product candidates that share similar characteristics or drug substances), whether or not scientifically justified, leading to delays in or discontinuation of product development, product recalls or withdrawals, diminished sales, and/or other significant negative consequences;

●	Product liability claims or governmental investigations;

●	Changes in government laws and regulations in the United States and other jurisdictions, including laws and regulations governing the research, development, approval, clearance, manufacturing, supply, distribution, pricing and/or marketing of our products, product candidates and related intellectual property, health care information and data privacy and security laws, transparency laws and fraud and abuse laws, and the enforcement thereof affecting our business; and

●	Increased costs as a result of operating as a public company, and substantial time devoted by our management to compliance initiatives and corporate governance practices.

You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this prospectus or the date of the document incorporated by reference in this prospectus. We do not undertake any obligation to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by law.

SELLING STOCKHOLDERS

This prospectus relates to the sale or other disposition of up to 15,000,000 shares of our common stock that may be issued to the selling stockholders (or, as applicable, their respective pledgees, distributees, transferees, or any of their respective successors in interest) upon exercise of the warrants described below.

Royalty Investment Financing Agreement Warrants

In connection with the royalty investment financing agreement we entered into in December 2023 with United in Endeavour, LLC, or United, we received $5.0 million from United in exchange for a portion of our royalty interest in XACIATO. In connection with that transaction, we issued a warrant to purchase up to an aggregate of 5,000,000 shares of our common stock to United, which has a term of five years from the date of issuance and an exercise price of $0.3467 per share, subject to customary adjustment for stock splits and similar transactions (the “Royalty Warrant”). As of December 31, 2023, no portion of the Royalty Warrant has been exercised.

A holder (together with its affiliates) may not exercise any portion of the Royalty Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of our outstanding common stock immediately after exercise. The Royalty Warrant includes certain rights in favor of the holder upon a “fundamental transaction” as described in the Royalty Warrant, including the right of the holder to receive from us or the successor entity an amount of cash equal to the Black-Scholes value (as described in the Royalty Warrant) of the unexercised portion of the Royalty Warrant on the date of the consummation of such fundamental transaction.

September 2023 Warrants

In connection with an offering completed in September 2023, we issued a warrant to purchase up to 9,285,714 shares of our common stock to Armistice Capital Master Fund Ltd., or Armistice, and a warrant to purchase up to 714,286 shares of our common stock to Douglas Pharmaceuticals America, Ltd., or Douglas America (the “September 2023 Warrants” and together with the Royalty Warrant, the “Warrants”). The September 2023 Warrants became exercisable on March 1, 2024, expire March 1, 2029 and have an exercise price of $0.77 per share, subject to customary adjustment for stock splits and similar transactions. As of December 31, 2023, none of the September 2023 Warrants have been exercised.

A holder (together with its affiliates) may not exercise any portion of a September 2023 Warrant to the extent that the holder would own more than 4.99% (or, at the election of the holder 9.99%) of our outstanding common stock immediately after exercise. The September 2023 Warrants include certain rights in favor of the holders upon a “fundamental transaction” as described in the September 2023 Warrants, including the right of the holders to receive from us or the successor entity an amount of cash equal to the Black-Scholes value (as described in the September 2023 Warrants) of the unexercised portion of the September 2023 Warrants on the date of the consummation of such fundamental transaction.

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Shares Offered Hereby

The registration of shares of our common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of our common stock. The selling stockholders may resell or dispose of the shares of our common stock, or interests therein, at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through one or more underwriters, dealers or agents, or through any other means described in this prospectus under “Plan of Distribution” on page 11 of this prospectus. The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares of common stock, or interests therein. We will bear all costs, expenses and fees in connection with the registration of the shares of common stock.

The following table sets forth certain information known to us with respect to the beneficial ownership of our common stock as of March 27, 2024 by the selling stockholders, as determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares as to which the selling stockholder has sole or shared voting power or investment power. Percentage ownership is based on 100,581,900 shares of our common stock outstanding as of March 27, 2024. In computing the number of shares beneficially owned by a selling stockholder and their percentage ownership, shares of common stock subject to options, warrants or other rights held by such selling stockholder that are currently exercisable or will become exercisable within 60 days of March 27, 2024 are considered outstanding (including as may be subject to the beneficial ownership limitation provision in the Warrants), although these shares are not considered outstanding for purposes of computing the percentage ownership of any other selling stockholder. For purposes of this table, we have assumed that the selling stockholders will have sold all of the shares of common stock covered by this prospectus upon the completion of the offering (including all shares of common stock issuable upon exercise of the Warrants irrespective of the beneficial ownership limitation provision therein). Each of the selling stockholders listed has sole voting and investment power with respect to the shares beneficially owned by the selling securityholder unless noted otherwise.

	Shares of Common Stock Beneficially Owned Prior to the Offering		# of Shares of Common Stock Being	Shares of Common Stock Beneficially Owned Upon Completion of this Offering (1)
Selling Stockholder	#	%	Offered	#	%

United in Endeavour, LLC (2)	5,000,000	4.7%	5,000,000	—	*	%
Armistice Capital Master Fund Ltd. (3)	9,285,714	8.5%	9,285,714	—	*
Douglas Pharmaceuticals America, Ltd. (4)	1,428,572	1.4%	714,286	714,286	*

*Less than 1%

1)	Assumes that the selling stockholders will sell all the shares offered by this prospectus. The selling stockholders may sell some, all or none of the shares offered by this prospectus.

2)	Shares beneficially owned prior to the offering consist of 5,000,000 shares of common stock issuable upon the exercise of the Royalty Warrant. Adam Webb and Mark Green are the managing member and president of United in Endeavour, LLC, respectively, and may each be deemed to share voting, investment and dispositive power with respect to these shares. The address of United in Endeavour, LLC is 1900 The Exchange SE, Suite 480, Atlanta, GA 30339.

3)	Shares beneficially owned prior to the offering consist of 9,285,714 shares of common stock issuable upon the exercise of a September 2023 Warrant. The September 2023 Warrant is directly held by Armistice Capital Master Fund Ltd., a Cayman Islands exempted company (the “Master Fund”), and may be deemed to be beneficially owned by: (i) Armistice Capital, LLC (“Armistice Capital”), as the investment manager of the Master Fund; and (ii) Steven Boyd, as the Managing Member of Armistice Capital. The address of Armistice Capital Master Fund Ltd. is c/o Armistice Capital, LLC, 510 Madison Avenue, 7th Floor, New York, NY 10022.

4)	Shares beneficially owned prior to the offering consist of (a) 714,286 shares of common stock and (b) 714,286 shares of common stock issuable upon the exercise of a September 2023 Warrant. The address of this stockholder is Douglas Pharmaceuticals Limited, Central Park Drive, Lincoln, Auckland, 0610 , New Zealand.

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Relationships with Selling Stockholders

Except as described below, to our knowledge, none of the selling stockholders or any persons having control over such selling stockholders has held any position or office with us or our affiliates within the last three years or has had a material relationship with us or any of our predecessors or affiliates within the past three years, other than as a result of the ownership of our shares or other securities and in their capacity as a counterparty to the transactions in which they acquired the Warrants from us.

In August 2023, we entered into a license agreement with Douglas Pharmaceuticals Limited, or Douglas Ltd., an affiliate of Douglas America, under which we acquired the exclusive rights to develop and commercialize a lopinavir and ritonavir combination soft gel vaginal insert for the treatment of CIN and other HPV-related pathologies. Under our agreement with Douglas Ltd., we received an exclusive, royalty-bearing license to research, develop and commercialize the licensed intellectual property in the United States for the treatment or prevention of all indications for women in female reproductive health. We are entitled to sublicense the rights granted to us under the agreement. We agreed to make potential future milestone payments to Douglas Ltd. of (1) up to $5.25 million in the aggregate upon achieving certain development and regulatory milestones, which may be paid in shares of our common stock, in our sole discretion subject to specified limitations, and (2) up to $64.0 million in the aggregate upon achieving certain commercial sales milestones for each product covered by the licenses granted under the agreement. Douglas is eligible to receive tiered royalties in low single-digit to low double-digit percentages based on annual net sales of products and processes covered by the licenses granted under the agreement.

USE OF PROCEEDS

The proceeds from the sale or other disposition of the common stock covered by this prospectus are solely for the accounts of the selling stockholders. We will not receive any proceeds from any sale or other disposition of these shares of common stock by the selling stockholders.

Upon any exercise of the Warrants for cash, the applicable selling stockholder would pay us the per share exercise price therefor. If all the Warrants are exercised on a cash basis, we will receive proceeds of approximately $9.4 million. We expect to use any such proceeds for general corporate purposes, including working capital, operating expenses and capital expenditures.

PLAN OF DISTRIBUTION

The selling stockholders may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock offered under this prospectus on any stock exchange, market or trading facility on which the common stock is traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
●	through agreements between broker-dealers and the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the pledgees, transferees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into options or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to each such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares of common stock in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares of common stock against certain liabilities, including liabilities arising under the Securities Act.

CERTAIN PROVISIONS OF DELAWARE LAW AND

OF OUR CERTIFICATE OF INCORPORATION AND BYLAWS

Anti-Takeover Effect Provisions

Certain provisions in our restated certificate of incorporation and our restated bylaws and applicable provisions under the Delaware General Corporation Law, or the DGCL, may have an anti-takeover effect, including:

Classified Board. We have a classified board of directors with three-year staggered terms, which may delay the ability of stockholders to change the composition of a majority of our board of directors.

Number of Directors. The number of directors on our board of directors is established by our board of directors, which may delay the ability of stockholders to change the composition of a majority of our board of directors.

No Cumulative Voting. Our stockholders cannot cumulate their votes in the election of directors, which limits the ability of minority stockholders to elect director candidates.

Filling of Vacancies. Our board of directors have the exclusive right to elect a director to fill any vacancy or newly created directorship.

Removing Directors. A director may be removed only for cause and only by the affirmative vote of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors.

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Prohibition on Written Consent. Our stockholders are prohibited from acting by written consent, which forces stockholder action to be taken at an annual or special meeting of our stockholders.

Calling Special Meetings. Special meetings of our stockholders may be called only by our board of directors, the chairman of our board of directors or our chief executive officer, which may delay the ability of our stockholders to force consideration of a proposal or to take action, including the removal of directors.

Advance Notice Procedures. Stockholders must comply with the advance notice procedures in our restated bylaws to nominate candidates to our board of directors and to propose matters to be acted upon at a stockholders’ meeting, which may discourage or deter a potential acquirer from soliciting proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us;

Supermajority Provisions. The affirmative vote of the holders of at least 75% of the votes which all the stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal, or to adopt any provision inconsistent with, the provisions in our restated certificate of incorporation that relate to, among other matters, the classification of our board of directors, the number of our directors, the removal of our directors, the filling of vacancies on our board of directors, the prohibition on our stockholders to act by written consent, and the calling of special meetings of our stockholders.

Bylaw Amendments. Our board of directors, by majority vote, may amend, alter or repeal our restated bylaws and may adopt new bylaws. Our stockholders may not adopt, amend, alter or repeal our restated bylaws or adopt any provision inconsistent therewith, unless such action is approved, in addition to any vote required by our restated certificate of incorporation, by the affirmative vote of holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors, and the affirmative vote of holders of at least 75% of the votes that all the stockholders would be entitled to cast in any annual election of directors or class of directors is required to amend or repeal, or to adopt any provision inconsistent with, the foregoing. These provisions may inhibit the ability of an acquirer from amending our restated certificate of incorporation or our restated bylaws to facilitate a hostile acquisition and may allow our board of directors to take additional actions to prevent a hostile acquisition.

Preferred Stock. Our board of directors can determine to issue shares of preferred stock and to determine the price and other terms of those shares, including preferences and voting rights, without stockholder approval, which could significantly dilute the ownership of a hostile acquirer.

Additional Authorized Shares of Capital Stock. The shares of authorized common stock and preferred stock available for issuance under our restated certificate of incorporation could be issued at such times, under such circumstances, and with such terms as to impede a change in control.

DGCL Section 203. We are subject to Section 203 of the DGCL, which, subject to certain exceptions, prohibits a Delaware corporation from engaging in any “business combination” with any “interested stockholder” for three years following the date that such stockholder became an interested stockholder, unless: (i) before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; (ii) on consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding those shares owned (a) by persons who are directors and also officers and (b) by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or (iii) on or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2⁄3% of the outstanding voting stock not owned by the interested stockholder.

The term “business combination” generally includes mergers or consolidations resulting in a financial benefit to the interested stockholder. The term “interested stockholder” generally means any person, other than the corporation and any direct or indirect majority-owned subsidiary of the corporation, who, together with affiliates and associates, owns (or owned within three years prior to the determination of interested stockholder status) 15% or more of the outstanding voting stock of the corporation. The provisions of Section 203 of the DGCL may deter a hostile takeover or delay a change in control.

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Choice of Forum

Our restated bylaws provide that, among other things, unless we consent in writing to the selection of an alternative forum, the courts located within the State of Delaware will serve as the sole and exclusive forum for the adjudication of (i) any derivative action or proceeding brought on behalf of us; (ii) any action or proceeding asserting a claim of breach of a fiduciary duty owed by any current or former director, officer or other employee of ours, to us or our stockholders; (iii) any action or proceeding asserting a claim against us or any current or former director, officer or other employee of ours, arising out of or pursuant to any provision of the DGCL, our restated certificate of incorporation or our restated bylaws (as each may be amended from time to time); (iv) any action or proceeding to interpret, apply, enforce or determine the validity of our restated certificate of incorporation or our restated bylaws (including any right, obligation, or remedy thereunder); (v) any action or proceeding as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware; and (vi) any action asserting a claim against us or any director, officer or other employee of ours, governed by the internal affairs doctrine, in all cases to the fullest extent permitted by law and subject to the court’s having personal jurisdiction over the indispensable parties named as defendants. This choice of forum provision will not apply to suits brought to enforce a duty or liability created by the Securities Act, the Exchange Act, or any other claim for which the federal courts have exclusive jurisdiction. In addition, our restated bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the federal district courts of the United States of America shall be the sole and exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our restated bylaws also provides that any person or entity purchasing or otherwise acquiring or holding any interest in any of our securities will be deemed to have notice of and consented to this choice of forum provision.

We believe these choice of forum provisions may benefit us by providing increased consistency in the application of Delaware law and federal securities laws by chancellors and judges, as applicable, particularly experienced in resolving corporate disputes, efficient administration of cases on a more expedited schedule relative to other forums and protection against the burdens of multi-forum litigation. These provisions may have the effect of discouraging lawsuits against us and/or our directors, officers and employees as they may limit a stockholder’s ability to bring a claim in a judicial forum that the stockholder finds favorable for disputes with us or our directors, officers or employees.

Limitation of Liability and Indemnification

Section 102 of the DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of officers in any action by or in the right of the corporation.

Our restated certificate of incorporation provides that no director of our corporation shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Our restated certificate of incorporation provides that we will indemnify each individual who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such individual is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such individuals being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Our restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, such Indemnitee will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to us, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to our best interests, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

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Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which such individual was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such individual acted in good faith and in a manner the individual reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe such individual’s conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such individual shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such individual is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have entered into indemnification agreements with our directors and certain officers, in addition to the indemnification provided in our restated certificate of incorporation, and intend to enter into indemnification agreements with any new directors and executive officers in the future. In general, these agreements provide that we will indemnify the director or officer to the fullest extent permitted by law for claims arising in such individual’s capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that the director or officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or officer, as applicable.

We have purchased and intend to maintain insurance on behalf of any individual who is or was a director or officer against any loss arising from any claim asserted against such individual and incurred by the individual in any such capacity, subject to certain exclusions.

The foregoing discussion of our restated certificate of incorporation, restated bylaws, indemnification agreements and Delaware law is not intended to be exhaustive and is qualified in its entirety by such documents or law.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Dissenter’s Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders have appraisal rights in connection with a merger or consolidation of our company. Under the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

LEGAL MATTERS

Sheppard Mullin Richter & Hampton, LLP, San Diego, California, will pass upon certain legal matters in connection with the offering and validity of the common stock offered by this prospectus.

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EXPERTS

Haskell & White LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as set forth in its report, which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Haskell & White LLP’s report, given on the authority of said firm as experts in accounting and auditing.

Mayer Hoffman McCann P.C., an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2022, as set forth in its report (which report includes an explanatory paragraph regarding the existence of substantial doubt about our ability to continue as a going concern), which is incorporated by reference in this prospectus and the registration statement. Our financial statements are incorporated by reference in reliance on Mayer Hoffman McCann P.C.’s report, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the reporting requirements of the Exchange Act and file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding issuers, such as our company, that file documents electronically with the SEC. Our SEC filings are available to the public at the SEC’s website address at http://www.sec.gov. The information on the SEC’s website is not part of this prospectus, and any references to the SEC’s website or any other website are inactive textual references only.

We also maintain a website at www.darebioscience.com, through which you can access our SEC filings. The information set forth on our website is not part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

This prospectus is part of a registration statement on Form S-3 that we filed with the SEC. This prospectus omits some information contained in the registration statement in accordance with the SEC rules and regulations. You should review the information in and schedules and/or exhibits to the registration statement for further information about us and the securities being offered pursuant to this prospectus. Statements in this prospectus concerning any document we filed as an exhibit or schedule to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified by reference to these filings. You should review the complete document to evaluate these statements.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the information that we file with the SEC, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this prospectus the information or documents listed below that we have filed with the SEC (File No. 001-36395):

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on March 28, 2023 (the “Annual Report”), including all material incorporated by reference therein;

●	our Current Reports on Form 8-K filed with the SEC on each of January 19, 2024 and January 26, 2024 (except for any information furnished under Items 2.02 or 7.01 of Form 8-K and all exhibits related to such items); and

●	the description of our common stock contained in our Registration Statement on Form 8-A filed on April 4, 2014, including any amendments thereto or reports filed for the purpose of updating such description, including the description of our common stock in Exhibit 4.5 of the Annual Report.

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We also incorporate by reference into this prospectus all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished with such reports related to such items, and other portions of documents that are furnished, but not filed, pursuant to applicable rules promulgated by the SEC) that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of the registration statement, and (ii) after the date of this prospectus but prior to the termination of the offering covered by this prospectus. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, as well as proxy statements.

Any statement contained in this prospectus or in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon written or oral request and at no cost to the requester, a copy of any or all reports or documents that are incorporated by reference into this prospectus, but not delivered with the prospectus. Such written or oral requests should be directed to:

Daré Bioscience, Inc.

3655 Nobel Drive, Suite 260

San Diego, CA 92122

Attn: Chief Accounting Officer

Telephone: (858) 926-7655

You may also access these documents on our website, www.darebioscience.com. The information contained on, or that can be accessed through, our website is not a part of this prospectus. We have included our website address in this prospectus solely as an inactive textual reference.

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DARÉ BIOSCIENCE, INC.

Up to 15,000,000 Shares of Common Stock

For Resale Offered by the Selling Stockholders

PROSPECTUS

                  , 2024

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the fees and expenses incurred or expected to be incurred by us in connection with the sale and issuance of the securities being registered hereby. Other than the SEC registration fee, the amounts stated are estimates.

SEC registration fee	$1,305
Legal fees and expenses	20,000
Accounting fees and expenses	25,000
Transfer agent and registrar fees	5,000
Miscellaneous	5,000
Total	$56,305

Item 15. Indemnification of Directors and Officers

Delaware Law

Section 102 of the Delaware General Corporation Law, or DGCL permits a corporation to provide in its certificate of incorporation that a director or officer of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or officer, except for liability (i) for any breach of the director’s or officer’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for payments of unlawful dividends or unlawful stock purchases or redemptions, (iv) for any transaction from which the director or officer derived an improper personal benefit, or (v) of officers in any action by or in the right of the corporation.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any threatened, ending or completed action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Restated Certificate of Incorporation

Our Restated Certificate of Incorporation, as amended, referred to herein as our restated certificate of incorporation, provides that no director of our corporation shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the DGCL prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

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In addition, our restated certificate of incorporation provides that we will indemnify each individual who was or is a party or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of us), by reason of the fact that such individual is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such individuals being referred to as an Indemnitee), or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom if such Indemnitee acted in good faith and in a manner the Indemnitee reasonably believed to be in, or not opposed to, our best interests, and, with respect to any criminal action or proceeding, such Indemnitee had no reasonable cause to believe the Indemnitee’s conduct was unlawful.

Our restated certificate of incorporation also provides that we will indemnify any Indemnitee who was or is a party to an action or suit by or in the right of us to procure a judgment in our favor by reason of the fact that the Indemnitee is or was, or has agreed to become, our director or officer, or is or was serving, or has agreed to serve, at our request as a director, officer, partner, employee or trustee or, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys’ fees) and, to the extent permitted by law, amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with such action, suit or proceeding and any appeal therefrom, if the Indemnitee acted in good faith and in a manner which the Indemnitee reasonably believed to be in, or not opposed to, our best interests, except that no indemnification shall be made in respect of any claim, issue or matter as to which the Indemnitee shall have been adjudged to be liable to us, unless, and only to the extent, that the Court of Chancery of Delaware or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of such liability but in view of all the circumstances of the case, the Indemnitee is fairly and reasonably entitled to indemnity for such expenses (including attorneys’ fees) which the Court of Chancery of Delaware or such other court shall deem proper. Notwithstanding the foregoing, to the extent that any Indemnitee has been successful, on the merits or otherwise, such Indemnitee will be indemnified by us against all expenses (including attorneys’ fees) actually and reasonably incurred by or on behalf of the Indemnitee in connection therewith. Without limiting the foregoing, if any action, suit or proceeding is disposed of, on the merits or otherwise (including a disposition without prejudice), without (i) the disposition being adverse to the Indemnitee, (ii) an adjudication that the Indemnitee was liable to us, (iii) a plea of guilty or nolo contendere by the Indemnitee, (iv) an adjudication that the Indemnitee did not act in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to our best interests, and (v) with respect to any criminal proceeding, an adjudication that Indemnitee had reasonable cause to believe his or her conduct was unlawful, the Indemnitee shall be considered for the purposes hereof to have been wholly successful with respect thereto. If we do not assume the defense, expenses must be advanced to an Indemnitee under certain circumstances.

Indemnification Agreements

We have entered into indemnification agreements with our directors and executive officers. In general, these agreements provide that we will indemnify the director or executive officer to the fullest extent permitted by law for claims arising in his or her capacity as a director or officer of our company or in connection with their service at our request for another corporation or entity. The indemnification agreements also provide for procedures that will apply in the event that a director or executive officer makes a claim for indemnification and establish certain presumptions that are favorable to the director or executive officer.

We maintain a general liability insurance policy that covers certain liabilities of directors and officers of our corporation arising out of claims based on acts or omissions in their capacities as directors or officers.

II-II

Insofar as the forgoing provisions permit indemnification of our directors and officers, or persons controlling us, for liability arising under the Securities Act of 1933 we have been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

Item 16. Exhibits

Incorporated by Reference to Filings Indicated
Exhibit Number	Exhibit Description	Provided Herewith	Form (Exhibit No.)	Filing Date	SEC File/Reg. Number
4.1	Restated Certificate of Incorporation, as amended to date		10-Q (Exhibit No. 3.1)	8/9/2022	001-36395

4.2	Third Amended and Restated By-laws of the Registrant, as amended through January 24, 2023		10-Q (Exhibit No. 3.1)	8/10/2023	001-36395

4.3	Specimen Stock Certificate evidencing the shares of Common Stock		10-K (Exhibit No. 4.1)	3/28/2018	001-36395

4.4	Warrant Agreement to purchase shares of common stock of the registrant with Aquilo Partners, L.P., entered into as of October 16, 2016		10-K (Exhibit No. 4.2)	3/31/2022	001-36395

4.5	Form of common stock purchase warrants issued on September 1, 2023		8-K (Exhibit No. 4.1)	8/30/2023	001-36395

4.6	Form of common stock purchase warrants issued on December 21, 2023		10-K (Exhibit No. 4.4)	3/28/2024	001-36395

5.1	Opinion of Sheppard Mullin Richter & Hampton, LLP	X

23.1	Consent of Haskell & White LLP	X

23.2	Consent of Mayer Hoffman McCann P.C.	X

23.3	Consent of Sheppard Mullin Richter & Hampton, LLP. (included in Exhibit 5.1)	X

24.1	Power of Attorney (included on signature page)	X

107	Filing Fee Table	X

II-III

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

II-IV

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-V

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of San Diego, State of California, on March 29, 2024.

Daré Bioscience, Inc.

By:	/s/ Sabrina Martucci Johnson
Sabrina Martucci Johnson
President and Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

We, the undersigned officers and directors of Daré Bioscience, Inc., hereby severally constitute and appoint Sabrina Martucci Johnson and MarDee Haring-Layton, and each of them singly (with full power to each of them to act alone), our true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution in each of them for her or him and in her or his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement (or any other registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as full to all intents and purposes as she or he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their or her or his substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Sabrina Martucci Johnson	President, Chief Executive Officer, Secretary and Director	March 29, 2024
Sabrina Martucci Johnson	(Principal Executive Officer and Principal Financial Officer)

/s/ MarDee Haring-Layton	Chief Accounting Officer	March 29, 2024
MarDee-Haring-Layton	(Principal Accounting Officer)

/s/ William H. Rastetter	Chairman of the Board	March 29, 2024
William H. Rastetter, Ph.D.

/s/ Cheryl R. Blanchard	Director	March 29, 2024
Cheryl R. Blanchard, Ph.D.

/s/ Jessica D. Grossman	Director	March 29, 2024
Jessica D. Grossman, M.D.

/s/ Susan L. Kelley	Director	March 29, 2024
Susan L. Kelley, M.D.

/s/ Gregory W. Matz	Director	March 29, 2024
Gregory W. Matz, CPA

/s/ Sophia Ononye-Onyia	Director	March 29, 2024
Sophia Ononye-Onyia, Ph.D.

/s/ Robin J. Steele	Director	March 29, 2024
Robin J. Steele, J.D., L.L.M.

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